UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2012
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234‑6034
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000
Not Applicable__
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02 (d)

On February 23, 2012, the Board of Directors (the “Board”) of Celanese Corporation (the “Company”) increased the size of the Board from nine to ten members and elected Jay V. Ihlenfeld as a Class III member of the Board. Mr. Ihlenfeld was also appointed to the Environmental, Health & Safety Committee of the Board. There are no arrangements or understandings between Mr. Ihlenfeld and any other person pursuant to which he was elected as a director.

Consistent with the compensation provided to all non-management directors, Mr. Ihlenfeld will receive an annual director retainer fee of $85,000 in cash and $95,000 in time-vesting restricted stock units, to be pro-rated accordingly from his date of election. The restricted stock units will vest in full one year from the date of grant. In addition, in accordance with Company policy, Mr. Ihlenfeld will be reimbursed for actual expenses incurred on behalf of the Company.

Mr. Ihlenfeld has been elected to serve on the Board until the Company's 2012 Annual Meeting of Stockholders on April 19, 2012, at which time he will be a nominee for election by the Company's stockholders.

A copy of the press release announcing Mr. Ihlenfeld's election is furnished hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.
The information contained in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibit

Exhibit Number	Description
99.1	Press Release dated February 27, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By: /s/ James R. Peacock III
Name:    James R. Peacock III
Title: Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: February 27, 2012

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 27, 2012